                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the registrant  [X]

Filed by a party other than the registrant  [_]

Check the appropriate box:
[_]  Preliminary proxy statement      [_]  Confidential, for use of the
                                           Commission only (as permitted by Rule
                                           14a-6 (e)(2)).

[X]  Definitive proxy statement.

[_]  Definitive additional materials.

[_]  Soliciting material under Rule 14a-12.


                            TETRA TECHNOLOGIES, INC.
                  --------------------------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No Fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total Fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:

    (2)   Form, Schedule or Registration Statement No.:

    (3)   Filing Party:

    (4)   Date Filed:

                            TETRA TECHNOLOGIES, INC.
                           25025 I-45 NORTH, 6TH FLOOR
                           THE WOODLANDS, TEXAS 77380


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 23, 2002



To our stockholders:

      WHERE AND WHEN. We will hold our 2002 Annual Meeting of Stockholders at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas on Thursday, May 23, 2002, at 11:00 a.m. local time.

      RECORD DATE. Only stockholders of record at the close of business on March 25, 2002 will be entitled to notice of and to vote at the Annual Meeting.

      PURPOSE OF THE MEETING. We have called the Annual Meeting for the following purposes:

         1. To elect two of our Class III directors to serve three year terms;

         2. To ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments.

      You will find more information on our nominees for directors and the other purposes listed above in the attached proxy statement. You will find more instructions on how to vote starting on page 2 of the proxy statement.

      YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

      I hope you will be able to attend the Annual Meeting.



                                                /s/ BASS C. WALLACE, JR.

                                                BASS C. WALLACE, JR.
                                                Corporate Secretary

April 24, 2002
The Woodlands, Texas

                            TETRA TECHNOLOGIES, INC.
                           25025 I-45 NORTH, 6TH FLOOR
                           THE WOODLANDS, TEXAS 77380


--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

VOTING INFORMATION

           General instructions on how to vote your proxy...............................1
           Voting rules.................................................................1

PROPOSALS

           Proposal No. 1: Election of directors........................................3
           Proposal No. 2: Appointment of independent auditors..........................4

INFORMATION ABOUT US

           Information about continuing directors.......................................5
           Director compensation........................................................6
           Board meetings and committees................................................7
           Audit committee report.......................................................7
           Fees paid to principal accounting firm.......................................8
           Management and compensation committee report.................................9
           Executive compensation......................................................11
           Beneficial stock ownership of certain stockholders and management...........17
           Section 16(a) beneficial ownership reporting compliance.....................18
           Proposals of stockholders...................................................18
           Additional financial information............................................18
           Other matters...............................................................19



      THIS PROXY STATEMENT, AND THE ATTACHED NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS AND PROXY CARD, ARE FIRST BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT APRIL 24, 2002.

--------------------------------------------------------------------------------

                               VOTING INFORMATION

--------------------------------------------------------------------------------


GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY

      Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

      IF YOUR SHARES ARE HELD IN "STREET NAME," you should vote your shares in the method directed by your broker or other nominee.

      IF YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON, your instructions will depend on how your shares are held:

      o SHARES REGISTERED IN YOUR NAME - check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

      o SHARES REGISTERED IN THE NAME OF YOUR BROKER OR OTHER NOMINEE - ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that we will limit attendance at the Annual Meeting to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

      HOW TO REVOKE YOUR PROXY. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

      o     filing a written notice revoking it with our Secretary,

      o     executing and returning another proxy bearing a later date, or

      o attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

      If your shares are held in street name, you must contact your broker to revoke your proxy. You must address written notices to Secretary, TETRA Technologies, Inc., 25025 I-45 North, 6th Floor, The Woodlands, Texas, 77380. No revocation by written notice will be effective unless such notice has been received by our Secretary prior to the day of the Annual Meeting or by our inspector of election at the Annual Meeting.

VOTING RULES

      STOCKHOLDERS ENTITLED TO VOTE - THE RECORD DATE. We have fixed the close of business on March 25, 2002 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 14,098,474 shares of common stock and no shares of preferred stock.

      QUORUM REQUIRED. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of our common stock as of the record date. We will count abstentions and broker non-votes to determine whether a quorum is present. Broker non-votes occur when a beneficial owner indicates on the proxy that



                                                                     Page -1-
some of the shares represented are not being voted as to certain proposals, and the broker is not permitted to vote on the proposal.

      NUMBER OF VOTES. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

      VOTING TO ELECT DIRECTORS. When voting to elect directors, you have three options:

      o     Vote for all of the two nominees;

      o     Vote for one or more of the nominees, but not all; or

      o     Withhold authority to vote for all of the nominees.

      If a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Therefore, any shares that are not voted or whose votes are withheld will not influence the outcome of the election of directors. You may not cumulate your votes for any one of the nominees.

      VOTING ON OTHER MATTERS. When voting on all other matters, you have three options as follows:

      o     Vote FOR a given proposal;

      o     Vote AGAINST a given proposal; or

      o     ABSTAIN from voting on a given proposal.

      Each matter other than the election of directors requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal. An abstention will have the same effect as voting against a proposal. Non-voted shares will not affect the results on a proposal, because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

      The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

      VOTING OF PROXIES WITH UNMARKED VOTES. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

      o     FOR the election of each of the nominees for director.

      o FOR the appointment of Ernst & Young LLP as our independent auditors.

      It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted shares are considered absent for those proposals.

      WHO COUNTS THE VOTES. Votes will be counted by ADP Investor Communication Services.

      INFORMATION ABOUT THE SOLICITATION OF PROXIES. Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or telegraph. Our officers and employees will not receive additional compensation for their solicitation efforts, but they

                                                                     Page -2-
will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

      We will pay all costs of preparing, printing, assembling and mailing the Notice of the Annual Meeting, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.


--------------------------------------------------------------------------------

                                    PROPOSALS

--------------------------------------------------------------------------------

PROPOSAL NO. 1: ELECTION OF DIRECTORS

      The Board of Directors has nominated and urges you to vote FOR the election of the two directors who have been nominated to serve three-year terms as Class III directors. Each proxy solicited hereby will be so voted unless you specify otherwise in the proxy. A plurality vote is required for the election of directors in Proposal 1. Accordingly, if a quorum is present at the Annual Meeting, the two persons nominated for election as directors receiving the greatest numbers of votes will be elected to serve as directors.

      Our bylaws divide the Board of Directors into three classes, designated as Class I, Class II and Class III, with respect to terms of office. Each class is elected to serve a three-year term and consists of, as nearly as possible, one-third of the members of the entire Board. Currently there are eight members of the Board of Directors and there is one vacancy on the Board, in Class III. The proxies solicited hereby cannot be voted for more than two nominees.

      The terms of office of each of the current Class III Directors, Hoyt Ammidon Jr. and Kenneth P. Mitchell, expire at the time of the Annual Meeting, or as soon thereafter as their successors are elected or qualified. Messrs. Ammidon and Mitchell have been nominated by the Board to serve additional three-year terms as Class III Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

      It is intended that the proxies solicited hereby will be voted FOR the election of such nominees, unless authority to do so has been withheld. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.


                                                                     Page -3-

NOMINEES FOR DIRECTOR

      The two nominees for election as Class III directors, whose terms of office as directors will expire in 2005 if such persons are elected, are as follows:

                                                                     YEAR FIRST BECAME A
       NAME                     AGE        POSITION WITH US               DIRECTOR
      ------                   -----      ------------------         --------------------
Hoyt Ammidon Jr.                64        Director (Class III)              1998

Kenneth P. Mitchell             62        Director (Class III)              1997


      Biographical summaries of the Class III Directors are set forth below. See "Beneficial Stock Ownership of Certain Stockholders and Management" below for information regarding the number of shares of the Company's common stock owned by each of them.

            HOYT AMMIDON JR. has served as a member of our Board of Directors since 1998. Mr. Ammidon has served as a managing director of Berkshire Capital Corporation, a private company that provides merger and acquisition related services to the investment management and securities industries, since November 1994. Prior thereto, Mr. Ammidon held various executive positions at Cazenove Incorporated, a brokerage firm, The Chase Manhattan Investment Bank and E.F. Hutton & Co., Inc. He also serves as a director of Balchem Corporation, which manufactures microencapsulated products and is a specialty repackager of industrial gases. Mr. Ammidon received his B.A. degree in History from Yale University.

            KENNETH P. MITCHELL has served as a member of our Board of Directors since 1997. Mr. Mitchell is presently a director and chairman of the compensation committee of Balchem Corporation, which manufactures microencapsulated products and is a specialty repackager of industrial gases. Mr. Mitchell served as President and Chief Executive Officer of Oakite Products, Inc., a specialty chemicals company, from 1986 to 1993. From 1964 to 1986, Mr. Mitchell held a number of executive positions with Diamond Shamrock Corporation, all of which were related to various commodity and specialty chemical businesses. Mr. Mitchell received his B.S. degree in Marketing and Finance from Ohio State University in 1964 and in 1979 he completed the Senior Executive Program at M.I.T.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES.

               PROPOSAL NO. 2: APPOINTMENT OF INDEPENDENT AUDITORS

      Proposal 2 requests stockholder approval of the Board of Directors' appointment of the firm of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from those attending that meeting. Ernst & Young LLP have served as our independent auditors since 1981.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR, AND PROXIES RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                                                                     Page -4-

--------------------------------------------------------------------------------

                              INFORMATION ABOUT US

--------------------------------------------------------------------------------

INFORMATION ABOUT CONTINUING DIRECTORS

      The six continuing directors and certain additional information with respect to each of them are as follows:

                                                                                          YEAR FIRST BECAME
      NAME                   AGE                  POSITION WITH US                           A DIRECTOR
     ------                 -----                ------------------                      --------------------
Paul D. Coombs               46        Executive Vice President, Chief Operating                1994
                                       Officer and Director (Class I)

Ralph S. Cunningham          61        Director (Class II)                                      1999

Tom H. Delimitros            61        Director (Class II)                                      1994

Geoffrey M. Hertel           57        President, Chief Executive Officer and
                                       Director (Class II)                                      1984

Allen T. McInnes             64        Director (Class I)                                       1993

J. Taft Symonds              62        Chairman of the Board and Director (Class I)             1981


            PAUL D. COOMBS has served as Executive Vice President and Chief Operating Officer since May 2001. He served as an Executive Vice President from January 1994 to May 2001 and as a member of our Board of Directors since June 1994. Mr. Coombs served as our Senior Vice President - Oil & Gas from 1987 to 1994. From 1985 to 1987, Mr. Coombs served as our General Manager - Oil & Gas. Mr. Coombs has served in numerous other positions for us since 1982.

            RALPH S. CUNNINGHAM, PH.D., has served as a member of our Board of Directors since 1999. Dr. Cunningham retired in 1997 from CITGO Petroleum Corporation, where he had served as President and Chief Executive Officer since 1995. Dr. Cunningham served as Vice Chairman of Huntsman Corporation from April 1994 to April 1995; and from August 1990 to April 1994, he served as President of Texaco Chemical Company. Prior to joining Texaco Chemical Company, Dr. Cunningham held various executive positions with Clark Oil & Refining and Tenneco, Inc. He began his career in Exxon's refinery operations. Dr. Cunningham is presently a director of Agrium, Incorporated, a Canadian company involved in the agricultural chemicals business, and Enterprise Products Partners L.P., a natural gas liquids and transportation company headquartered in Houston, Texas. He received his Ph.D. and M.S. degrees in Chemical Engineering from Ohio State University and his B.S. degree in Chemical Engineering from Auburn University.

            TOM H. DELIMITROS has served as a member of our Board of Directors since 1994. Mr. Delimitros is President of the corporate general partner of AMT Capital Ltd., a private limited partnership formed in 1991 that provides equity and debt capital to emerging growth companies involved in specialty chemicals, advanced material technologies and the energy sector. He is also a director and is chairman of the audit committee of the board of directors of Plains Resources, Inc., an energy company. Mr. Delimitros received his B.S. and M.S. degrees from the University of Washington in Seattle and his M.B.A. from Harvard Business School.



                                                                     Page -5-

            GEOFFREY M. HERTEL has served as our President since May 2000, as our Chief Executive Officer since May 2001, and as a member of our Board of Directors since 1984. From January 2000 to May 2001 he also served as Chief Operating Officer of the Company. From January 1994 to 2000, Mr. Hertel served as our Executive Vice President - Finance and Administration. Mr. Hertel joined us in March 1993 as Senior Vice President - Finance and Administration. From 1981 to 1984 he was associated with us as a non-voting director and special consultant to the Board. Mr. Hertel has served as President and a director of Fairway Petroleum, Inc., a private oil and gas company, and LAGGS, Inc., a private natural gas pipeline company, since 1980. From 1972 to 1985, Mr. Hertel held various positions with Rotan Mosle, Inc., an investment banking firm, including Senior Vice President - Corporate Finance. Mr. Hertel received his B.A. and M.B.A. degrees from Michigan State University.

            ALLEN T. MCINNES has served as a member of our Board of Directors since 1993. He has served as Dean of the Business School of Texas Tech University since September 2001. Mr. McInnes served as our President and Chief Executive Officer from April 1996 to January 2000. He has served as Chairman of the Board of TGC Industries, which is involved in the geophysical business, since July 1993. Mr. McInnes also served as Chief Executive Officer of TGC Industries from July 1993 through April 1996. He served as Chairman of the Board of Chase Packaging Corporation, which is involved in the agricultural products packaging business, until December 1997. Mr. McInnes is a former Executive Vice President and director of Tenneco, Inc., where at various times he had overall corporate-level responsibility for chemicals, minerals, packaging, international development and real estate operations. Mr. McInnes received his B.B.A., M.B.A. and Ph.D. degrees from the University of Texas and he completed the Advanced Management Program at Harvard Business School in 1973.

            J. TAFT SYMONDS has served as a member of our Board of Directors since 1981 and as our Chairman of the Board since October 1993. Mr. Symonds has served as Chairman and a director of Maurice Pincoffs Company, Inc., a private international marketing company, and as President and a director of Symonds Trust Co., Ltd., a private investment firm, since 1978. Mr. Symonds also serves as a director of Plains Resources, Inc., an energy company, Plains All American Pipeline, L.P., a pipeline company, and Denali Incorporated, which is involved in the manufacture of storage tanks. Mr. Symonds received his B.A. degree from Stanford University and his M.B.A. from Harvard Business School.

DIRECTOR COMPENSATION

      Directors who are not our employees or employees of any of our subsidiaries or affiliates (the "Outside Directors") receive compensation of $2,000 per month plus $500 for each Board meeting attended, and they are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board. Outside Directors who are members of the Audit Committee or the Management and Compensation Committee are also paid $500 for each meeting of those committees attended, up to a maximum of $2,000 per year for each committee. In addition to the $500 for each meeting attended, the chairman of the Management and Compensation Committee is paid $500 per calendar quarter and the chairman of the Audit Committee is paid $1,500 per calendar quarter. Mr. Symonds received total annual cash compensation of $72,499 in 2001 for serving as our Chairman of the Board of Directors.

      Under our Director Stock Option Plan, as amended (the "Director Plan"), each of the Outside Directors generally receives an automatic grant of an option to purchase 6,000 shares of our common stock on January 1 of each year while he is a director. The options have an exercise price equal to the closing price as of the last trading day of the previous year. As a result, on January 1, 2002, each of the Outside Directors received an option to purchase 6,000 shares at an exercise price of $20.95 per share. On May 4, 2001, Mr. Symonds received an option to purchase 6,000 shares of our common stock at an exercise price of $24.67 per share under the Company's 1996 Stock Option Plan for Nonexecutive Employees and Consultants.



                                                                     Page -6-

BOARD MEETINGS AND COMMITTEES

      MEETINGS AND ATTENDANCE. During 2001, the Board of Directors had seven meetings, the Audit Committee had five meetings, the Management and Compensation Committee had three meetings and the Nominating and Corporate Governance Committee had one meeting. During 2001, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors held while he was a member of the Board and 75% or more of the meetings of all committees of the Board of Directors of which he was a member that were held during the time he was a member.

      COMMITTEES.

      AUDIT COMMITTEE. The Board of Directors has an Audit Committee, which is currently comprised of Mr. Ammidon, as Chairman, and Messrs. Cunningham and Mitchell. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. As required by New York Stock Exchange and Securities and Exchange Commission (the "Commission") rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee have a relationship with us that might interfere with the exercise of their independence from us or our management.

      MANAGEMENT AND COMPENSATION COMMITTEE. The Board of Directors has a Management and Compensation Committee, which is currently comprised of Mr. Delimitros, as Chairman, and Messrs. Ammidon and Mitchell. The functions performed by the Management and Compensation Committee include reviewing and establishing overall management compensation, administering our employee stock option plans, and approving salary and bonus awards to our executive officers.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors has a Nominating and Corporate Governance Committee, which is currently comprised of Mr. Symonds, as Chairman, and Messrs. Ammidon, Cunningham, Delimitros, McInnes and Mitchell. The Nominating and Corporate Governance Committee investigates and makes recommendations to the Board with respect to qualified candidates to be nominated for election to the Board and reviews and makes recommendations to the Board of Directors with regard to candidates for directors nominated by stockholders in accordance with our bylaws. The Nominating and Corporate Governance Committee will consider candidates for director who are properly nominated by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee's qualifications and other relevant biographical information, confirmation of the nominee's consent to serve as a director, and all other information required by our bylaws for the nomination of director candidates. This committee also investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation and evaluation of the Board and its committees.

AUDIT COMMITTEE REPORT

      The Audit Committee includes three directors who are independent, as defined by the standards of the New York Stock Exchange. The Audit Committee assists the Board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls and the quality and integrity of our financial statements. The Board previously adopted a charter for the Audit Committee, which was attached to our proxy statement for our 2001 annual meeting of stockholders.

      The Audit Committee met five times during the year ended December 31, 2001. The Audit Committee reviewed with management and the independent auditors the interim financial information included in our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 prior to their being filed with the Commission.


                                                                     Page -7-

      The independent auditors provided the Audit Committee with a written statement describing all the relationships between us and our auditors that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

      The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No.
61, as amended, "Communication with Audit Committees."

      With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors' examination of our December 31, 2001 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

      The Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2001, and discussed them with management and the independent auditors. Based on such review and discussions, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Commission.

                           Submitted by the Audit Committee
                           of the Board of Directors,

                                  Hoyt Ammidon Jr., Chairman
                                  Ralph S. Cunningham
                                  Kenneth P. Mitchell

      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

FEES PAID TO PRINCIPAL ACCOUNTING FIRM

      The following table sets forth the aggregate fees billed to us by our principal accounting firm, Ernst & Young LLP, for the fiscal year ended December 31, 2001:


      AUDIT FEES                                   $187,000
      FINANCIAL INFORMATION SYSTEMS
          DESIGN AND IMPLEMENTATION FEES                  0
      ALL OTHER FEES                                109,000
                                                   --------
      Total Fees                                   $296,000



                                                                     Page -8-

MANAGEMENT AND COMPENSATION COMMITTEE REPORT

      The Management and Compensation Committee (referred to in this Report as the "Committee"), which is comprised solely of Outside Directors, establishes our overall management compensation and is responsible for investigating, determining and awarding compensation to be paid to our executive officers, including grants under our stock option plans. In order to make such determinations, each year the Committee evaluates (i) our performance relative to our annual objectives, (ii) our performance relative to changes in the industry (I.E., performance relative to the opportunities available), and (iii) each executive officer's contribution to our achievements during the year.

      The basic objectives of the executive compensation program are to:

      o Enable us to attract, retain, motivate and reward high-caliber executive officers to manage our diverse, interconnected businesses;

      o Inspire the executive officers to work as a team to innovatively and aggressively pursue our goals, including our multifaceted growth plan;

      o Encourage the executive officers to analyze and make improvements to our business systems in order to carry operations to higher levels of achievement and efficiency;

      o Emphasize "pay for performance" by having a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation; and

      o Align the long-term interests of the executive officers with those of our stockholders through the use of stock options as a portion of compensation and thereby encourage the achievement of performance objectives that enhance stockholder value on a continuing basis.

      The Committee monitors general industry conditions, changes in regulations and tax laws, and other developments that may require modifications of the executive compensation program in order to ensure the program is properly structured to achieve its objectives. Our executive compensation program currently is comprised of three major components: (1) base salary, (2) annual incentive bonuses, and (3) longer-term incentive stock options.

      BASE SALARIES. The Committee determines base salaries for each of our executive officers on an individual basis, taking into consideration the performance of the individual and his contributions to our performance, compensation by industry competitors for comparable positions, internal equities among positions, and general economic conditions. Although no specific weight is assigned to these factors, the Committee generally targets the mid-point range of salary levels paid within the industry as a primary consideration in setting base salaries. In order to determine salary levels paid within the industry, the Committee reviews various industry surveys and proxy information of its competitors and, from time to time, consults with independent compensation consulting firms. The Committee gives serious consideration to the recommendations of the Chief Executive Officer with regard to the salaries to be paid to the executive officers. The Committee believes that maintaining a competitive base salary structure is vital to attracting and retaining talented executives and that optimal performance is encouraged through the use of incentive programs, such as annual incentive compensation and stock option plans, which further the goal of having "at risk" compensation as an important component of the executive compensation program.

      ANNUAL INCENTIVE COMPENSATION. In addition to their base salaries, each of our executive officers (in addition to other key employees) is eligible to earn a cash bonus under our Incentive Compensation Program each year, depending on the extent to which (1) we (and the executive officer's applicable Division, if any) achieve our earnings per share goal for the applicable year and (ii) such individual achieves his or her individual goals, which typically include various operating, financial and strategic goals (such as achievement of divisional earnings or other financial targets and successful completion of major projects) that are considered to be important to our long- or short-term success. Individual goals are not specifically weighted in the determination of whether to award bonuses to the executive officers. The Incentive Compensation Program has six levels of participation, each of which represents a maximum



                                                                     Page -9-
bonus that may be awarded (expressed as a percentage of base pay), based on the extent to which we achieve our earnings goal. Senior executive officers participate in the top two levels. After a year-end review of corporate and divisional achievements and the personal achievement of the applicable individual goals, the Chief Executive Officer determines the amount of the bonus, if any, that he recommends be awarded to each executive officer. Such review includes the Chief Executive Officer's subjective evaluation of factors that include the extent to which the goals were achieved by the executive officers. The Committee reviews, makes changes if desired, and approves such bonuses to the executive officers.

      STOCK OPTIONS. We have used stock options for many years as our long-term incentive program for executive officers and other key employees. Stock options align the benefits received by our executive officers and key employees with the appreciation realized by the stockholders over comparable periods. The Committee administers our stock option plans, taking into consideration the recommendations of the Chief Executive Officer with regard to specific option grants. Stock options are usually granted at exercise prices not less than the market value of the stock on the date of the grant. In general, 20% of options vest one year after the date of grant and the remainder of the options vests ratably over the next four years (assuming continued employment). As a result, no options have any realizable value unless the optionee remains employed by us and our stock appreciates in value over the exercise price. Termination of employment triggers a requirement that vested options be exercised or forfeited. Stock options provide the executive officers and other key employees the opportunity to acquire and build a meaningful ownership interest in us and, therefore, closely align their interests with those of our stockholders. In 2001, the Committee approved grants of options to purchase an aggregate of 642,000 shares of our common stock, including options to executive officers to purchase an aggregate of 355,000 shares.

            PERFORMANCE BASED STOCK OPTIONS. Our 1990 Stock Option Plan also permits the issuance of options (the "Performance Options") that are subject to early vesting only if the price of our common stock increases significantly. The Committee believes that such options will be powerful incentives to our executive officers to bring their full talents and energies to bear to accomplish the significant increases in stockholder value that vesting requires, within the option period. In 2001, the Committee approved grants of Performance Options to Messrs. Coombs, Hertel, Mathews and Symens. (See below under "Summary Compensation Table" and "Stock Options" for details of these option grants.)

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Hertel received $264,417 in salary as our President and Chief Executive Officer in 2001, and, with regard to our performance in 2001, he received a cash bonus of $325,000 under the Incentive Compensation Program. In addition, Mr. Hertel received a 2001 grant of 95,000 options, including 20,000 Performance Options. Mr. Hertel's current salary is $275,000, an increase of $25,000 over his salary of $250,000 in January 2001. In determining the terms of Mr. Hertel's compensation and benefits, the Committee considered Mr. Hertel's substantial experience and qualifications, which included his eighteen years with us as a director and eight years with us as an executive officer. The Committee reviewed the levels of base pay and incentive and other compensation, including stock options, that would be necessary in order to induce him to serve as President and Chief Executive Officer, considering the compensation provided to the presidents and chief executive officers of other publicly traded companies of similar size and business type. No specific survey of such compensation was commissioned by the Committee, and no specific weight was given to any single qualification or other factor. In determining Mr. Hertel's 2001 bonus under the Incentive Compensation Program, the Committee considered Mr. Hertel's accomplishments in 2001, which included leading TETRA to its highest financial and operational goals in its history and successfully completing TETRA's four step program to refocus on its core oil and gas services business. (See below under "Stock Options" for details of Mr. Hertel's option grants.)

                        Submitted by the Management and Compensation Committee of the Board of Directors,


                                Tom H. Delimitros, Chairman
                                Hoyt Ammidon Jr.
                                Kenneth P. Mitchell


                                                                   Page -10-

      This report and the Performance Graph set forth later in this Proxy Statement have been prepared for inclusion in the proxy materials to be provided to our stockholders for the Annual Meeting to be held May 23, 2002 and not for inclusion in any other filing required under the Securities Act or the Exchange Act except to the extent we specifically incorporate such information by reference into a filing under either of such Acts. This Report is not to be considered "soliciting materials" as that term is used in the proxy rules of the Commission.

INSIDER STOCK SALES

      We acknowledge that sales of Common Stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in Common Stock may desire to diversify their investment portfolios over time and may be required to sell Common Stock to finance stock option exercises and pay related taxes. We have established a policy for trading in Common Stock. This policy is designed to help ensure compliance with the federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion. The trading policy also generally prohibits our directors, officers and employees from engaging in short sales of our Common Stock and from buying or selling puts, calls or options involving Common Stock (other than employee stock options).

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

      Our current executive officers and their ages and positions are as follows:


NAME                                                  AGE                           POSITION
----                                                 -----                         ----------
Geoffrey M. Hertel............................        57            President, Chief Executive Officer and Director
Paul D. Coombs................................        46            Executive Vice President, Chief Operating
                                                                    Officer and Director
Joseph M. Abell III...........................        47            Senior Vice President and Chief Financial Officer
Gary C. Hanna.................................        44            Senior Vice President
Dennis R. Mathews.............................        43            Senior Vice President
Raymond D. Symens.............................        51            Senior Vice President
Bass C. Wallace, Jr...........................        43            General Counsel and Corporate Secretary
Ben C. Chambers...............................        46            Vice President - Accounting and Controller
Bruce A. Cobb.................................        52            Vice President - Finance and Treasurer
Linden H. Price...............................        55            Vice President - Administration


      (Information regarding the business experience of Messrs. Hertel and Coombs is set forth above under "Information about Continuing Directors.")

      JOSEPH M. ABELL III has served as our Senior Vice President and Chief Financial Officer since May 2001. From January 1998 to May 2001 Mr. Abell served as Vice President of Sithe Energies, Inc. and then as Senior Vice President of its affiliate Marubeni Power International, Inc., where he was involved in the acquisition, development and financing of power generation projects in Latin America. From December 1994 through December 1997 Mr. Abell was employed as a Project Director by British Gas International, Inc. and prior to that time he held various acquisition, strategic planning and project development positions in the power generation business with American National Power, Transco Energy Company and Tenneco Inc. Mr. Abell received his B.S. degree in Mechanical Engineering from Cornell University and his M.B.A. from the University of Chicago.


                                                                    Page -11-

      GARY C. HANNA has served as a Senior Vice President of the Company since November 2001. He has served as President of our Maritech Resources, Inc. subsidiary since June 2000. From 1995 to 2000 he served as a director of Gloria Corporation, a private oil and gas exploration company with operations in the mid-continental U.S. From 1994 to 1998 Mr. Hanna served as Executive Vice President and Chief Operating Officer of DLB Oil and Gas, Inc., an oil and gas exploration company with operations in the mid-continental U.S. From 1996 to 1998 he served as President and a director of Gulfport Energy Corporation, an oil and gas exploration company with operations in the U.S. Gulf Coast. From 1998 to the present Mr. Hanna has served as President, Chief Executive Officer and a director of Spectral Logging Technologies, Inc., a private company with downhole logging technology. Mr. Hanna received his B.A. in Economics from the University of Oklahoma.

      DENNIS R. MATHEWS has served as a Senior Vice President of the Company since January 2001. Mr. Mathews has served as Vice President of TETRA International since 1994, as General Manager of our INTEQ/TETRA joint venture from 1991 to 1994, and in numerous other positions with the Company since 1982. Mr. Mathews received his B.S. degree in Business Management from Southwestern Oklahoma State University.

      RAYMOND D. SYMENS has served as a Senior Vice President of the Company since 1994. He served as Vice President - Manufacturing from 1988 to 1994. From 1976 to 1988 Mr. Symens held various executive positions with Earth Sciences Incorporated and its wholly owned Canadian subsidiary, ESI Resources, Ltd., ultimately serving as Vice President and General Manager for the company's chemical recovery operations located in Western Canada. Mr. Symens received his B.S. degree in Metallurgical Engineering from the South Dakota School of Mines and Technology.

      BASS C. WALLACE, JR. has served as our General Counsel since 1994 and as our Corporate Secretary since 1996. Mr. Wallace received his B.A. degree in Economics from the University of Virginia and his J.D. degree from the University of Texas School of Law.

      BEN C. CHAMBERS has served as our Vice President - Accounting and Controller since May 2001. He served as Chief Accounting Officer from May 2000 to May 2001. He was first employed by us in 1993, and served as Controller of our Oil & Gas Services Division from January 1995 to May 2000. From 1979 to 1992 Mr. Chambers held various management positions with Baker Hughes, Inc., most recently as Controller for its Tubular Services Division. Mr. Chambers received his B.S. degree in Accounting from the University of Oklahoma, and he is a certified public accountant.

      BRUCE A. COBB has served as our Vice President - Finance and Treasurer since May 2001. He served as our Controller and Treasurer from May 2000 to May 2001 and as our Chief Accounting Officer from June 1999 to May 2000. Mr. Cobb served as our Controller from 1991 to May 1999. From 1987 to 1991 Mr. Cobb was the Chief Financial Officer of Speeflo Manufacturing Company. From 1979 to 1987 he served as Division Controller for Hughes Production Tools, a division of Hughes Tool Company. From 1973 to 1979 Mr. Cobb practiced accounting with Ernst & Young. Mr. Cobb received his B.B.A. degree in Accounting from the University of Texas, and he is a certified public accountant.

      LINDEN H. PRICE has served as our Vice President - Administration since May 2001. He has served as Director of the Company's Human Resources department since September 1993. From 1989 to 1993 Mr. Price was Director of Human Resources for TRW Environmental Services, a business unit of TRW Inc. From 1982 to 1989 he was Director of Human Resources and Administration for Grant-Norpac, a geophysical services company. Mr. Price received his B.A. degree in Social Sciences from the College of Santa Fe and his Masters degree in Human Development from the University of Maryland.



                                                                     Page -12-

COMPENSATION OF EXECUTIVE OFFICERS

      The following information is given for the years 1999 through 2001 with respect to (i) each person who served as our Chief Executive Officer or in a position performing similar functions during 2001 and (ii) each of our four most highly compensated executive officers (each a "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                             ANNUAL COMPENSATION                     COMPENSATION(1)
                                                         ---------------------------         -----------------------------------
                                                                                              SECURITIES             ALL
                                         FISCAL                                               UNDERLYING            OTHER
NAME AND PRINCIPAL POSITION               YEAR            SALARY              BONUS           OPTIONS (#)       COMPENSATION(2)
---------------------------              ------          --------           --------         -------------     -----------------
Geoffrey M. Hertel..................      2001           $264,417           $325,000             95,000            $5,077
   President and                          2000            230,702            124,000             35,000             4,970
   Chief Executive Officer                1999            210,000                  0                  0             4,725

Paul D. Coombs......................      2001           $250,766           $310,000             70,000            $4,823
   Executive Vice President and           2000            235,737             90,000             35,000             4,928
   Chief Operating Officer                1999            221,004                  0                  0             3,803

Raymond D. Symens...................      2001           $199,996           $104,000             20,000            $5,077
   Senior Vice President                  2000            192,272             60,000             25,000             5,018
                                          1999            180,000                  0                  0             4,725

Dennis R. Mathews...................      2001           $178,077            $93,600             60,000            $3,954
   Senior Vice President                  2000            155,312             40,000             10,000             3,958
                                          1999            131,172                  0                  0             3,756

Bass C. Wallace, Jr.................      2001           $173,837            $65,000             10,000            $4,519
   General Counsel and Secretary          2000            164,163             20,000              8,000             4,500
                                          1999            155,000                  0                  0             3,817


    (1) During the years ended December 31, 1999, 2000 and 2001, none of the Named Executive Officers received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for such individual.

    (2) Represents employer matching contributions under our 401(k) Retirement Plan.

      EMPLOYMENT AGREEMENT. We do not have an employment agreement with Mr. Hertel or any other of the Named Executive Officers.

      401(K) PLAN. Under our 401(k) Retirement Plan (the "401(k) Plan"), eligible employees may contribute on a pre-tax basis up to 22% of their compensation, subject to an annual maximum established under the Internal Revenue Code. We make a matching contribution under the 401(k) Plan equal to 50% of the first 6% of a participant's annual compensation that is contributed to the 401(k) Plan. As of December 31, 2001, approximately 87% of all eligible employees were participating in the 401(k) Plan.



                                                                     Page -13-

STOCK OPTIONS

      The following information concerns individual grants of stock options made during the last fiscal year to the Named Executive Officers:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                         PERCENT
                                      NUMBER OF         OF TOTAL
                                     SECURITIES         OPTIONS             EXERCISE
                                     UNDERLYING        GRANTED TO            OR BASE
                                       OPTIONS          EMPLOYEES             PRICE          EXPIRATION           GRANT DATE
NAME                                 GRANTED (#)     IN FISCAL YEAR         ($/SHARE)           DATE         THEORETICAL VALUE(1)
----                                 -----------     ---------------        ---------        ----------      --------------------
Geoffrey M. Hertel................    75,000(2)         11.68%               $14.75           01/09/11              $523,500
Geoffrey M. Hertel................    20,000(3)          3.12%               $25.00           05/04/09              $238,800
Paul D. Coombs....................    50,000(2)          7.79%               $14.75           01/09/11              $349,000
Paul D. Coombs....................    20,000(3)          3.12%               $25.00           05/04/09              $238,800
Raymond D. Symens.................    20,000(3)          3.12%               $25.00           05/04/09              $238,800
Dennis R. Mathews.................    15,000             2.34%               $14.625          01/24/11              $103,800
Dennis R. Mathews.................    25,000(3)          3.89%               $25.00           05/04/09              $298,500
Dennis R. Mathews.................    20,000(3)          3.12%               $25.00           05/04/09              $238,800
Bass C. Wallace, Jr...............    10,000(3)          1.56%               $25.00           05/04/09              $119,400


   (1) The theoretical values on the grant date were calculated using the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate an option's theoretical value, including the stock's historical volatility and dividend rate, the exercise period of the option, and interest rates. The grant date theoretical value above assumes a volatility of 46%, a dividend yield of 0.0%, a 5.25% risk-free rate of return, and an exercise five to six years after the grant date.

   (2)   Incentive option that was 100% vested on the date of grant.

   (3) Performance option that vests in full in five years from grant date, subject to earlier vesting as follows: (i) in the event the market value per share of Common Stock is greater than or equal to 150% of the exercise price for a period of at least 20 consecutive trading days, 50% of the shares underlying such option vest immediately and (ii) in the event the market value per share of Common Stock is greater than or equal to 200% of the exercise price for a period of at least 20 consecutive trading days, the remaining 50% of the shares underlying such option vest immediately. Vested options must be exercised within three years of vesting, and, in general, no more than 100,000 vested options may be exercised in any 90-day period.



                                                                     Page -14-

        The following table shows all exercises of stock options during the last fiscal year by our Named Executive Officers and the fiscal year-end value of unexercised options:

                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF
                                                                        SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                                             UNEXERCISED                    IN-THE-MONEY
                                                                            OPTIONS HELD                       OPTIONS
                                                                         AT FISCAL YEAR-END             AT FISCAL YEAR-END ($)(1)
                                                                     ----------------------------     -----------------------------
                                      SHARES
                                   ACQUIRED ON        VALUE
                                     EXERCISE        REALIZED                             NOT                                NOT
NAME                                   (#)             ($)           EXERCISABLE      EXERCISABLE     EXERCISABLE      EXERCISABLE
----                               -----------     -----------       -----------      -----------     -----------      -----------
Geoffrey M. Hertel ...........        65,042       $  924,721          150,874          141,584       $1,465,093       $  307,248
Paul D. Coombs ...............             0                0          180,916          141,584        2,057,683          307,248
Raymond D. Symens ............        37,386          479,999            2,072           88,542           27,978          255,938
Dennis R. Mathews ............             0                0           43,211           67,939          567,953          216,996
Bass C. Wallace, Jr ..........         5,000           90,000           12,041           16,059          148,405           83,367


   (1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of our common stock on December 31, 2001 was $21.86, based on the average of the high and low sales prices on the New York Stock Exchange on that date as reported by the Wall Street Journal.

MANAGEMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There are no transactions or relationships required to be disclosed under this section.


                                                                     Page -15-

PERFORMANCE GRAPH

      The following graph compares the cumulative total returns of our common stock and the Standard & Poor's 500 Composite Stock Price Index, and the Philadelphia Oil Service Index, assuming $100 invested in each stock or index, and all dividends reinvested.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG TETRA TECHNOLOGIES, INC., THE S & P 500 INDEX
                     AND THE PHILADELPHIA OIL SERVICE INDEX


                                  [GRAPH HERE]


TETRA TECHNOLOGIES INC DEL

                                                            CUMULATIVE TOTAL RETURN
                                      -------------------------------------------------------------------------
                                         12/96        12/97       12/98        12/99        12/00        12/01

TETRA TECHNOLOGIES, INC.                100.00        83.42       43.32        28.71        61.39        82.97
S & P 500                               100.00       133.36      171.47       207.56       188.66       166.24
PEER GROUP                              100.00       159.27       85.79       113.18       156.14       107.40
PHILADELPHIA OIL SERVICE                100.00       157.09       79.68       115.54       158.42       110.09


$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.


                                                                     Page -16-

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock with respect to (i) each person we know who beneficially owns five percent (5%) or more of our common stock as of December 31, 2001, (ii) our directors and nominees for director, (iii) our Named Executive Officers and (iv) our directors and executive officers as a group:

                                                                               AMOUNT AND NATURE
NAME AND BUSINESS ADDRESS                                                        OF BENEFICIAL                PERCENT OF
  OF BENEFICIAL OWNER                                                              OWNERSHIP                    CLASS
-------------------------                                                      ------------------             ----------
Dimensional Fund Advisors Inc...........................................          1,054,100(1)                   7.5%
           1299 Ocean Avenue, 11th Floor
           Santa Monica, California 90401
Wellington Management Company, LLP......................................          1,000,700(2)                   7.1%
           75 State Street
           Boston, Massachusetts 02109
Mellon Financial Corporation............................................            958,512(3)                   6.8%
           One Mellon Center
           Pittsburgh, PA 15258
Barclays Global Investors, N.A..........................................            820,851(4)                   5.8%
           45 Fremont Street
           San Francisco, California 94105


Hoyt Ammidon Jr.........................................................             12,000(5)                    *
Paul D. Coombs..........................................................            196,003(6)                   1.4%
Ralph S. Cunningham.....................................................              6,000(7)                    *
Tom H. Delimitros.......................................................             35,500(8)                    *
Geoffrey M. Hertel......................................................            195,097(9)                   1.4%
Allen T. McInnes .......................................................           198,996(10)                   1.4%
Kenneth P. Mitchell.....................................................            26,500(11)                    *
J. Taft Symonds.........................................................           203,499(12)                   1.4%
Raymond D. Symens.......................................................            31,776(13)                    *
Dennis R. Mathews.......................................................            53,529(14)                    *
Bass C. Wallace, Jr.....................................................            30,924(15)                    *
Directors and executive officers as a group (16 persons)................         1,097,095(16)                   7.8%


   *    Less than 1%

   (1) Pursuant to a Schedule 13G dated January 30, 2002, Dimensional Fund Advisors Inc. has sole voting and dispositive power with respect to 1,054,100 shares of our common stock.

   (2) Pursuant to a Schedule 13G/A dated February 14, 2002, Wellington Management Company, LLP has shared voting power with respect to 252,100 shares of our common stock and shared dispositive power with respect to 1,000,700 shares of our common stock, including 855,100 shares beneficially owned by Vanguard Explorer Fund, which filed a separate
        Schedule 13G/A with respect to those shares on January 31, 2002.

   (3) Pursuant to a Schedule 13G/A dated January 16, 2002, Mellon Financial Corporation has sole voting power with respect to 912,512 shares of our common stock, sole dispositive power with respect to 929,012 shares of our common stock and shared dispositive power with respect to 29,500 shares of our common stock, including 757,400 shares beneficially owned by The Boston Company, Inc. The Boston Company, Inc. has sole dispositive power with respect to 727,900 of such shares, shared dispositive power with respect to 29,500 of such shares, and sole voting power with respect to 716,400 of such shares.



                                                                     Page -17-

   (4) Pursuant to a Schedule 13G dated February 12, 2002, Barclays Global Investors, N.A. has sole dispositive power with respect to 926,195 shares of our common stock and sole voting power with respect to 908,595 of such shares of our common stock, which includes 105,344 shares beneficially owned by its subsidiary, Barclays Global Fund Advisors.

   (5) Includes 12,000 shares subject to options exercisable within 60 days of the Record Date.

   (6) Includes 163,833 shares subject to options exercisable within 60 days of the Record Date.

   (7) Includes 6,000 shares subject to options exercisable within 60 days of the Record Date.

   (8) Includes 33,000 shares subject to options exercisable within 60 days of the Record Date.

   (9) Includes 75,750 shares subject to options exercisable within 60 days of the Record Date.

   (10) Includes 190,500 shares subject to options exercisable within 60 days of the Record Date.

   (11) Includes 14,000 shares subject to options exercisable within 60 days of the Record Date.

   (12) Includes 83,197 shares subject to options exercisable within 60 days of the Record Date.

   (13) Includes 4,988 shares subject to options exercisable within 60 days of the Record Date.

   (14) Includes 44,460 shares subject to options exercisable within 60 days of the Record Date.

   (15) Includes 13,008 shares subject to options exercisable within 60 days of the Record Date.

   (16) Includes 718,265 shares subject to options exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of common stock (Forms 3, 4 and 5) with the Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all such forms they file.

      To our knowledge and based solely on our review of the copies of such reports we have received and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were complied with in a timely manner except that Mr. Hanna did not timely file his Form 3.

PROPOSALS OF STOCKHOLDERS

      We must receive a stockholder proposal intended to be presented at our 2003 annual meeting of stockholders at our principal executive offices no later than December 26, 2002 and it must comply with the requirements of Rule 14a-8 of the Exchange Act if the stockholder making the proposal desires such proposal to be considered for inclusion in our proxy materials relating to such meeting.

ADDITIONAL FINANCIAL INFORMATION

      Stockholders may obtain additional financial information about us for the year ended December 31, 2001 from our annual report on Form 10-K filed with the Commission. A copy of the annual report on Form 10-K may be obtained without charge by written or oral request to Eileen Price, Manager of Investor Relations, TETRA Technologies, Inc., 25025 I-45 North, 6th Floor, The Woodlands, Texas 77380, telephone (281) 367-1983. This copy will be sent via first class mail or equally prompt means within one business day of receipt of such request.

                                                                     Page -18-

OTHER MATTERS

      The Board of Directors has no knowledge at this time of any matters to be brought before the Annual Meeting other than those referred to above. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

      A certified copy of the list of stockholders as of the record date of March 25, 2002 will be available for stockholder inspection at our office ten days prior to the meeting date of May 23, 2002.


                                          By Order of the Board of Directors,

                                          /s/ BASS C. WALLACE, JR.

                                          BASS C. WALLACE, JR.
                                          Corporate Secretary


April 24, 2002
The Woodlands, Texas



                                                                     Page -19-

PROXY                                                                    PROXY
                           TETRA TECHNOLOGIES, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2002

      The undersigned hereby constitutes and appoints Geoffrey M. Hertel and Bass C. Wallace, Jr. and each or either of them, lawful attorneys and proxies of the undersigned, each acting alone and with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of TETRA Technologies, Inc. (herein the "Company"), to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas on the 23rd day of May 2002, at 11:00 a.m. local time and any adjournment(s) thereof; with all powers the undersigned would possess if personally present and to vote thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present.

      Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. All prior proxies are hereby revoked.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


[Reverse Side of Card]

                           TETRA TECHNOLOGIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


(1)   Election of Directors
      NOMINEES:   01  Hoyt Ammidon Jr.    02  Kenneth P. Mitchell

      [ ]  FOR ALL        [ ]  WITHHOLD ALL        [ ]  FOR ALL EXCEPT*



      * (INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided above.)

(2) To approve the appointment of Ernst & Young LLP as the Company's independent auditors for the year 2002.

      [ ]  FOR            [ ]  AGAINST           [ ]  ABSTAIN

This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated April 24, 2002.


      Dated:___________________________, 2002


      Signature of Shareholder

      Signature of Shareholder [Joint Owner]

      Please sign your name exactly as it appears hereon. Joint owners should also sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY